As filed with the U.S. Securities and Exchange Commission on September 1, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

LIPOWER NEW ENERGY HOLDING LIMITED
(Exact name of registrant as specified in its charter)

__________________________________________

Cayman Islands	3690	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4/F, No. 11 Tongfu Village Industrial Zone,
Dalang Community, Dalang Street, Longhua District, Shenzhen City,
Guangdong Province, China, 518000
+(0086) 0755-28018443
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor, New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copy to:

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS, Dated September 1, 2026

LIPOWER NEW ENERGY HOLDING LIMITED

Representing            ordinary shares

We are offering            ordinary shares, par value $0.0001 per share (“Ordinary Shares”). This is the initial public offering of ordinary shares of LiPower New Energy Holding Limited            (the “Company”). The offering price of our ordinary shares in this offering is expected to be $5.00 and $6.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “LPNE”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

We are a holding company incorporated in the Cayman Islands as a holding company. The ordinary shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors — Risks Relating to Our Corporate Structure.”

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[*], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the shared States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the shared States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise stated, as used in this prospectus, the terms “LiPower,” “we,” “us,” “our Company,” and the “Company” refer to LiPower New Energy Holding Limited, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands. LiPower is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its subsidiaries in China. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our securities should be aware that they do not directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in LiPower, our Cayman Islands holding company, which indirectly owns 100% equity interests in the PRC Subsidiaries. Our securities offered in this offering are securities of our Cayman Islands holding company instead of shares of our subsidiaries in China.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” on this prospectus.

Because our operations are located in the PRC through our PRC subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, these adjustments could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless.

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. We are not operating in an industry that prohibits or limits foreign investment. As of the date of this prospectus, according to PRC counsel, although we are required under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”) to complete the filing procedure with the China Securities Regulatory Commission (the “CSRC”) in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PRC government may exercise significant oversight over the conduct of the PRC Subsidiaries’ business, and may influence or exert control over the PRC Subsidiaries’ operations, which could result in a material change in the PRC Subsidiaries’ operations and/or the value of ordinary shares. Changes in China’s economic or social conditions or government policies could have a material adverse effect on the PRC Subsidiaries’ business, results of operations, financial condition, and the value of LiPower’s securities” on this prospectus.

Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines that it is unable to inspect or investigate our auditor completely for two consecutive years. On December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”), including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA after we file our annual report on Form 20-F after becoming a public company. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations of accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in the future.

The PCAOB is required under the HFCAA to make its determination on an annual basis with regard to its ability to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and the risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For details, see “Risk Factors — Risks Related to Regulations — The ordinary shares will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect and investigate completely auditors located in China. The prohibition from trading the ordinary shares, or the threat of their being prohibited from trading, may cause the value of the ordinary shares to significantly decline or be worthless.”

Here are legal and operational risks associated with being based in and having the majority of our operations in China. The conduct of our business in the PRC shall comply with the laws and regulations of the PRC (“PRC Laws”) and shall be governed by the relevant PRC authorities which are authorized by the PRC Laws to supervise our daily operations. The PRC government’s exercise of oversight over the conduct of our business may influence our operations at any time. If we are deemed not to comply with the PRC Laws, we may be subject to fines and other administrative penalties from the relevant PRC authorities. The application of and our violation of such laws and regulations (if any) and the punishment imposed by the relevant PRC authorities for such violation could result in a material change in our operations and/or the value of the securities we are registering for sale; could cause significant negative effects on our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

	PER SHARE		TOTAL
Initial public offering price		$6.00		$30,000,000
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

____________

(1)      Does not include accountable and non-accountable expense allowances payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

If we complete this offering, net proceeds will be delivered to us on the closing date. We expect to deliver the securities against payment in U.S. dollars in New York, NY to investors on or about [*], 2026, subject to satisfaction of certain customary closing conditions.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

North America Securities LLC

Prospectus dated [ *], 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

Commonly Used Defined Terms

Unless otherwise stated in this prospectus or the context otherwise requires:

•        “LiPower”, the Company,“Our”, “We”, “us”, “our company”, “Company” and “LiPower” refer to LiPower New Energy Holding Limited, a Cayman Islands company limited by shares;

•        “LiPower BVI”, means “LiPower Global Holding Ltd.”, a limited company formed under the laws of the British Virgin Islands and a wholly-owned subsidiary of LiPower;

•        “CAY”, means the Cayman Islands;

•        “China” or the “PRC”, means the People’s Republic of China, in which the Hong Kong Special Administrative Region of the PRC and the Macao Special Administrative Region of the PRC are included;

•        “ordinary shares” means the ordinary shares of LiPower par value of US$0.0001 per share;

•        “Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

•        The “PRC laws and regulations” refers to the laws and regulations of the PRC, without reference to the laws and regulations of Hong Kong and Macao Special Administrative Regions of the People’s Republic of China, and the relevant regulations of the Taiwan region;

•        “PRC Subsidiary” means LiPower Shenzhen;

•        “RMB” or “Renminbi” refers to the legal currency of mainland China;

•        “U.S. dollars,” “dollars,” “USD” or “$” refer to the legal currency of the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our fiscal year ends on December 31 of each year. References in this prospectus to a fiscal year, such as “fiscal year 2025”, relate to our fiscal year ended December 31 of that calendar year.

Financial Information in U.S. Dollars

Our reporting currency is the U.S. Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in the foreign currency translation reserve. Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Singapore dollars into U.S. dollars is based on the exchange rates set forth in the statistical release of the Monetary Authority of Singapore (“MAS”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “is/are likely to,” “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the supply of solid-state batteries and actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for solid-state batteries may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors” before deciding whether to buy our securities.

Overview

LiPower New Energy Holding Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands. We carry out our business in China primarily through LiPower New Energy (Shenzhen) Co., Limited. The Shenzhen subsidiary of the Company was established in 2019 and has over 46 employees, including more than 50% R&D professionals specializing in energy storage solutions. Approximately 80% of the company’s team possess over 10 years of work experience in Energy Storage BMS, main control boards, and inverter boards for energy storage systems.

The Company’s annual revenue relating to its energy storage products would exceed US$20 million in 2026, and these products are primarily exported to oversea markets including the United States, Japan, the United Kingdom, Germany, Australia, and other countries worldwide. The company is a preferred OEM/ODM partner for numerous internationally renowned brands.

The Company has been awarded titles such as “National High-Tech Enterprise,” “National Specialized, Refined, Unique, and Innovative Little Giant,” and Shenzhen’s “Postdoctoral Innovation Base.” It has also become a cooperative base for industry-university research at Tianjin University and an internship base for the Tsinghua University Shenzhen Graduate School.

The Company has obtained 60 patent applications, including 2 invent patents, 21 utility models, and 10 design patents. The company’s products are primarily exported to overseas markets, including the United States, Japan, the United Kingdom, Germany, Australia, and other countries worldwide. The company is a preferred OEM/ODM partner for numerous internationally renowned brands.

The management of the LiPower Shenzhen has accumulated 22 years of experience in the lithium battery industry, with extensive technical expertise in manufacturing lithium-ion batteries and BMS (Battery Management Systems), laying a solid foundation for our integrated solar energy storage systems. To date, we have 13 years of OEM experience in portable energy storage power solutions. Based in Shenzhen, China, we operate a modern enterprise integrating design, R&D, production, and sales of portable outdoor and home energy storage products.

In the overseas business segment, the Company has established a mature and stable global business network, demonstrating significant international market competitiveness. Through strategic cooperation with Wattlabs INC, the company has established an American subsidiary named Wattlabs Int’l. By leveraging the offline channel advantages of its team, it is preparing to enter supermarkets in North America such as Costco, Lowes, Walmart, etc. and also in Australia such as Supercheap, Bunnings Warehouse and Total Tools, etc. Meanwhile, the Company’s products have obtained multiple international authoritative certifications such as CE, UL, PSE, FCC, ROHS, UN38.3, and BSCI, meeting the entry standards and safety regulations of different countries and regions. It has a good brand reputation in the overseas market.

Investors in our securities should be aware that they may never directly hold equity interests in the PRC operating entities, but rather purchase equity solely in LiPower New Energy Holding Limited, our Cayman holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

Our Vision

Make the industry Energy-efficient, Clean and Eco-friendly. Make the world more Environmentally friendly and more Beautiful.

Our Mission

To be the most professional manufacturer in the energy storage industry with high tech.

Our Slogan

Power Anytime, Anywhere, Anytime

Our Values

Pragmatic, Innovation, Win-Win, Gratitude.

Our Principal Business

As an energy storage battery researcher and manufacturer, we can provide outdoor power supply systems, mobile energy storage systems, residential energy storage systems, commercial and industrial energy storage systems, and photovoltaic-integrated energy storage systems.

Energy storage battery sales

In the field of energy storage, solid-state batteries can be applied in scenarios such as grid energy storage and distributed energy storage. With the rapid development of renewable energy, the demand for batteries in the energy storage market is increasing day by day. Solid-state battery companies expand their profit channels by selling energy storage batteries to energy system integrators or energy enterprises. For example, they provide solid-state batteries for energy storage projects that are matched with large-scale wind farms and photovoltaic power stations to meet their energy storage needs.

Consumer electronics battery sales

For the consumer electronics market, such as mobile phones, laptops, smart wearable devices, etc., develop miniaturized and high-performance solid-state batteries. Although the profit of each individual consumer electronics battery product is relatively low, the market size is huge. Through large-scale production and sales, it can also bring stable profits to the company. Some high-end smartphone brands that pursue long battery life and high safety may choose solid-state batteries as their battery suppliers.

Technology Licensing and Patent Income — Patent Licensing

The solid-state battery company, through its research and development efforts, has a large number of core technology patents. By licensing these patents to other enterprises for use and charging licensing fees, it is an important way to generate profits.

Technology Transfer

When the company develops a solid-state battery technology with unique advantages and does not intend to carry out large-scale commercial production, it can transfer the technology to other enterprises with demand, obtaining one-time technology transfer income. Or it can collaborate with other enterprises to develop new technologies, and after the technology becomes mature, it can obtain corresponding technology transfer income according to the cooperation agreement.

Risks related to our Securities and this Offering:

•        An active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly (on page [•]).

•        We may not maintain the listing of our ordinary shares on Nasdaq which could limit investors’ ability to make transactions in our ordinary shares and subject us to additional trading restrictions (on page [•]).

•        The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors (on page [•]).

•        Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares (on page [•]).

•        If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline (on page [•]).

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for a return on your investment (on page 18).

•        Short selling may drive down the market price of our ordinary shares (on page [•]).

•        Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (on page [•]).

•        You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price (on page 21).

•        If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

•        Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

•        As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (on page 20).

•        Certain judgments obtained against us by our shareholders may not be enforceable (on page [•]).

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies (on page 20).

•        We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies (on page [•]).

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us (on page [•]).

•        We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares on Nasdaq (on page [•]).

•        If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our ordinary shares may be materially and adversely affected (page [•]).

•        Further issuances of ordinary shares may result in a dilution of the percentage ownership of the existing holders of ordinary shares as a total proportion of ordinary shares in the Company (page [•]).

•        We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operations (on page [•]).

•        The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price (on page 21).

Corporate History and Structure

Corporate History

LiPower New Energy Holding Limited was established in 2025, an exempted company with limited liability incorporated under the laws of the Cayman Islands. We carry out our business in China primarily through LiPower New Energy (Shenzhen) Co., Limited. The Shenzhen subsidiary of the Company was established in 2019

Corporate Structure

Our proposed equity structure is a direct holding structure. Below is a chart illustrating our proposed corporate structure:

LiPower New Energy Holding Limited (CAY)
100%
LiPower Global Holding Limited (BVI)
100%
LiPower Investment Limited (HK)
100%
off shore
on shore
Shenzhen LiPower New Energy Holding Co., Limited
100%
LiPower New Energy (Shenzhen) Co., Limited

Proposed Subsidiaries	Place of incorporation	Date of incorporation	Percentage of ownership	Principal activities
LiPower Global Holding Limited (“LiPower BVI”)	BVI		100%	Investment holding
LiPower Investment Limited (“LiPower HK”)	Hong Kong		100%	Investment holding
Shenzhen LiPower New Energy Holding Co., Ltd. (“LiPower Shenzhen”)	Shenzhen, PRC		100%	Investment holding

Implications of Our Being an Emerging Growth Company

These provisions include:

•        being permitted to provide only two fiscal years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•        an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page of this prospectus and in “ Key Information — 3.D. Risk Factors” in our Annual Report.

Risks Related to LiPower’s Business

•        It may be difficult to evaluate our business prospects, and we may not be successful in expanding our operations or managing our growth.

•        Certain components of our battery energy storage systems pose safety risks that may cause accidents, which could lead to liability for us, cause delays in the supply of our products and/or adversely affect market acceptance.

•        We have incurred significant losses and we may continue to experience losses in the future. See “

•        We may fail to recover our trade and bills receivables in a timely manner, which may affect our financial condition and results of operations.

•        We may be unable to meet our future capital requirements, which could limit our ability to grow and have a material adverse effect on our financial position and the results of operations.

•        The demand for battery energy storage systems in transportation and other markets depends on the attractiveness of fossil fuel alternatives. Extended periods of low oil prices could adversely affect demand for electric and hybrid electric vehicles.

•        We may not be able to maintain our competitive position due to competition from other battery energy storage system providers, many of which have significantly greater resources.

•        If we are unable to anticipate customer preferences and successfully develop attractive products, it could negatively impact our revenue and profitability.

•        If rising prices or reduced availability of inventories continues to persist, our business and results of operations may be adversely affected.

•        To the extent we enter into strategic relationships, we will be dependent upon our partners.

•        Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and harm our financial results.

•        Under certain circumstances, our customers can cancel or terminate their contracts.

•        Our lengthy and variable sales cycle makes it difficult for us to accurately forecast our revenue and other operating results. As a result, we expect our results of the operation to fluctuate on a quarterly and annual basis, which could cause our share price to fluctuate or decline.

•        We experience fluctuations in quarterly and annual operating results.

•        Our working capital requirements involve estimates based on the demand expectations of our customers and may decrease or increase beyond those currently anticipated, which could adversely impact our operating results and financial condition.

•        The success of our business depends on our ability to attract, train and retain highly-skilled employees and key personnel.

•        We may acquire or invest in other companies or technologies, which could divert our management’s attention, result in dilution to our shareholders and otherwise disrupt our operations and adversely affect our business.

•        While we currently reinvest all cash generated by our PRC Subsidiary in our PRC operations, impediments to moving cash out of the PRC, if needed in the future, could hamper any growth and diversification that we are pursuing.

•        Our planned expansion into new applications and markets pose additional risks which could adversely affect our business, financial condition and results of operations.

•        We may require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all.

•        We may be subject to financial and reputational risks due to product recalls and product liability claims, and we could face substantial liabilities which exceed our resources.

•        Our operations expose us to litigation, environmental and other legal compliance risks, including increased climate change legislation restricting greenhouse gas emissions.

•        Our products as installed in the products of our customers are subject to various product and industry standards and the failure of such products to satisfy such mandated safety standards could have a material adverse effect on the demand for our products, our business and our operating results.

•        The uncertainty in global economic conditions, such as those associated with the recent conflicts in the Middle East and Russia’s invasion of Ukraine, could negatively affect our operating results.

•        Our facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.

•        Our connected products and our website, systems, and data we maintain may be subject to intentional disruption, other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact our reputation and future sales.

•        Social media platforms present risks and challenges that could cause damage to our brand and reputation, and which could subject us to liability, penalties and other restrictive sanctions. See “Risk Factors — Risks Related to LiPower’s Business” in our Annual Report.

Risks Related to LiPower’s Intellectual Property

•        Our success depends on our ability to obtain, maintain and protect our intellectual property rights.

•        We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

•        We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us loss of significant rights and inability to continue providing our existing product offerings.

•        We may have difficulties transferring and communicating technology globally.

Risks Related to Doing Business in China

•        Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.

•        There are procedural requirements for foreign regulatory bodies to conduct investigations or inspections of LiPower’s operations in China.

•        Because substantially all of LiPower’s operations are in China, LiPower’s business is subject to the evolving and complex laws and regulations in China, which are different in material aspects from the laws of the United States. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on LiPower.

•        The PRC government may exercise significant oversight over the conduct of LiPower’s business, and may influence or exert control over LiPower’s operations, which could result in a material change in LiPower’s operations and/or the value of our ordinary shares. Changes in China’s economic or social conditions or government policies could have a material adverse effect on LiPower’s business, results of operations, financial condition, and the value of LiPower’s securities.

•        It may be difficult for shareholders to enforce foreign judgments or to bring actions in China against LiPower or LiPower’s management named in this prospectus based on foreign laws.

•        The approval of and the filing with the CSRC may be required in connection with our future offering under PRC laws. As a result, our future offering may be contingent upon the completion of such filing procedures, and we cannot predict whether we will be able to obtain such approval or complete such filing in a timely manner, or even at all.

•        The approval of and the filing with CAC or other PRC government authorities may be required in connection with our capital raising activities under PRC laws, and, if required, we cannot predict whether we will be able, or how long it will take, to obtain such approval or complete such filing.

•        PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent LiPower from using the proceeds of offshore fund-raising activities, to make loans or additional capital contributions to PRC Subsidiary, which could materially and adversely affect its liquidity and its ability to fund and expand its business.

•        LiPower may experience delays and/or failures in obtaining and renewing relevant PRC governmental approvals, licenses, permits or others required for its new construction/expansion projects.

•        The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect LiPower’s business and results of operations.

•        LiPower may be involved in legal or other proceedings arising out of their operations from time to time and may face reputational risks and significant liabilities as a result.

•        PRC regulations relating to investments in offshore companies by PRC residents may subject PRC-resident beneficial owners or PRC Subsidiary to liability or penalties, limit LiPower’s ability to inject capital into PRC Subsidiary or limit PRC Subsidiary’ ability to increase their registered capital or distribute profits to it, or may otherwise adversely affect LiPower.

•        Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

•        We may rely on dividends and other distributions on equity paid by PRC Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

•        Dividends payable to foreign investors and gains on the sale of ordinary shares by foreign investors may become subject to PRC tax law.

•        LiPower’s shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

•        The requirements and legal procedures of currency conversion may limit the ability of LiPower to utilize their revenues effectively and affect the value of your investment.

•        LiPower’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely LiPower’s auditor.

•        Fluctuations in the value of the Renminbi may materially adversely affect your investment.

Risks Related to LiPower’s Securities and the Offering

•        Nasdaq may halt trading in our ordinary shares on Nasdaq or delist our ordinary shares for public interest concerns as a result of this offering. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        LiPower’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        It is not expected that LiPower will pay dividends in the foreseeable future. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        An active trading market for ordinary shares may not be sustained. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        There can be no assurance that LiPower will be able to comply with the continued listing standards of Nasdaq and our ordinary shares could be delisted from Nasdaq or trading could be suspended. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        If securities or industry analysts either do not publish research about LiPower or publish inaccurate or unfavorable research about us, LiPower’s business, or its market, or if they change their recommendations regarding ordinary shares adversely, the trading price or trading volume of the ordinary shares could decline. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        As a public company, LiPower is subject to U.S. federal securities laws and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes-Oxley Act. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        LiPower is an emerging growth company within the meaning of the Securities Act, and if LiPower takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make LiPower’s securities less attractive to investors and may make it more difficult to compare LiPower’s performance with other public companies. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        LiPower is a foreign private issuer and, as a result, LiPower will not be subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        As a foreign private issuer, and as permitted by the listing requirements of the Nasdaq, LiPower is permitted to follow certain home country governance practices rather than the corporate governance requirements of Nasdaq. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        LiPower may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        Because LiPower is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        There is no public market for the Common Warrants (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        The price of the ordinary shares and other terms of this offering have been determined by us along with our underwriter. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus);

•        If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus).

•        The reverse share split to be implemented in the future could cause our share price to decline relative to its value before the split and decrease the liquidity of ordinary shares. (see “Risk Factors — Risks Related to LiPower’s Securities and the Offering” on page [•] of this prospectus).

Legal and Operational Risks of Operating in the PRC

Because all of our operations are located in the PRC through our PRC Subsidiary, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, the adjustment may result in a material change in our operations and the value of our ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that our subsidiary is directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity. As of the date of this prospectus, according to PRC counsel, , although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiary obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiary have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiary to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

For a more detailed discussion, see “— Cash and Asset Flows Through Organization”, “— Implications of Holding Foreign Company Accountable Act”, “— PRC Regulatory Permissions” beginning on page [•] of this prospectus and “Risk Factors — Risks Related to Doing Business in China” in “Key Information — 3.D. Risk Factors” in our Annual Report.

Cash and Asset Flows Through Organization

Foreign Exchange Regulation:    LiPower may make loans and additional capital contribution to its PRC Subsidiary, subject to certain requirements under the PRC laws. LiPower has no plans to declare cash dividends in the near term, but as a holding company. In addition, the PRC Subsidiary generates its revenue primarily in RMB, and cash transfers from the PRC Subsidiary to their parent companies outside of PRC are subject to requirements under foreign exchange regulations. As a result, the funds and assets may not be available to fund operations or for other use outside of PRC due to failure to comply with such regulations in or the imposition of restrictions and limitations on the ability of LiPower or its subsidiaries by the PRC government to transfer cash or assets. For more details, see “Risk Factors — Risks Related to Doing Business in China” in “Key Information — 3.D. Risk Factors” in our Annual Report.

Transfer of Cash:    Subject to the applicable laws and regulations, cash may be transferred within the group in the following manner: (1) LiPower may transfer funds to its subsidiaries, including the PRC Subsidiary, by way of capital contributions, inter-group advances or loans; (2) LiPower’s subsidiaries, including the PRC Subsidiary, may make dividends or other distributions to LiPower.

Permissions or Approval Required from the PRC Authorities for the PRC Subsidiary’s Operations

LiPower conducts its business primarily through its PRC Subsidiary in China. The PRC Subsidiary’s operations in China are governed by PRC laws and regulations. As of the date of this prospectus, except as disclosed in this prospectus, the PRC Subsidiary has obtained and have not been denied for the requisite licenses and permits from the PRC authorities that are required for their business operations in China.

PRC Regulatory Permissions

LiPower conducts its business primarily through its PRC Subsidiary in China. The PRC Subsidiary’s operations in China are governed by PRC laws and regulations. As of the date of this prospectus, the PRC Subsidiary have obtained and have not been denied for the requisite licenses and permits from the PRC authorities that are required for their business operations in China.

However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, LiPower may be required to obtain additional licenses, permits, filings or approvals for its business operations in the future. If (i) LiPower or its subsidiary does not receive or maintain any permission or approval required of LiPower or its subsidiary, (ii) LiPower or its subsidiary inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change, and LiPower or its subsidiary becomes subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If LiPower is unable to do so, in a timely manner or otherwise, LiPower may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines, penalties, and proceedings against LiPower and other forms of sanctions, and the PRC Subsidiary’s ability to conduct its business, invest in mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and the PRC Subsidiary’s business, reputation, financial condition, and results of operations may be materially and adversely affected, and the value of our ordinary shares could significantly decline or become worthless.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “business Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the business Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the business Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the CAC published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests that affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. On August 30, 2024, the executive meeting of The State Council deliberated and adopted the Administration Regulations on Network Data Security (Draft).

We believe that we will not be subject to the effective Cybersecurity Review Measures, because we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are also not subject to network data security review by the CAC if the Draft Measures for Network Data Security are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Measures for Network Data Security.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus, according to PRC counsel, , although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiary obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiary have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirements could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

See “Risk Factors — Risks Related to Doing Business in China” in “ Key Information — 3.D. Risk Factors” in our Annual Report.

The offering and the partial exercise of the over-allotment option closed on 2026. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

As of the date of this prospectus, all of the warrants sold in this offering were fully exercised and LiPower issued an aggregated of 5,000,000 ordinary shares.

THE OFFERING

Issuer	LiPower New Energy Holding Limited
Shares Offered by the Issuer	We are offering 5,000,000 shares at an assumed offering price of US$5 or US$6 per ordinary share.
Ordinary shares offered by us	5,000,000 ordinary shares
Ordinary shares outstanding immediately prior to this offering
Ordinary shares outstanding immediately after this offering
Over-Allotment Option

We have granted the underwriter a 45-day option to purchase from us up to an additional 15% of the ordinary shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Voting Rights	Mr. Zhiyu Yu, our Chairman and CEO, will hold approximately [*] % of the total votes, assuming that the Underwriters do not exercise their over-allotment option
Use of Proceeds

We estimate that we will receive net proceeds of approximately US$30 million from this offering, assuming We anticipate using the net proceeds of this offering primarily for working capital and other general corporate purposes. 40% in Marketing and Promotion Campaigns 40% in Technology Research and Development 20% in Working Capital See “Use of Proceeds” for additional information.

Dividend Policy

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy” on page for additional information.

Lock-up

We have agreed, subject to certain exceptions, for a period of six (6) months after the closing of this offering, and each of our Directors and Executive Officers and 5% or greater shareholders have agreed, subject to certain exceptions, for a period of six (6) months after the effective date of the registration statement of which this prospectus forms a part, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements”.

Risk Factors

An investment in our securities involves substantial risks. You should be aware that Nasdaq may halt trading in our ordinary shares and/or delist our ordinary shares for public interest concerns. See “Risk Factors — Nasdaq may halt trading in our ordinary shares on Nasdaq or delist our ordinary shares for public interest concerns as a result of this offering.” on page of this prospectus. You should read this prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the related notes to those statements included elsewhere in this prospectus and in our Annual Report before investing in our securities.

Transfer Agent	V-Stock
Proposed Nasdaq Listing Symbol	We plan to be listed on the Nasdaq Capital Market under the symbol “LPNE”

RISK FACTORS

Investing in our securities involves a high degree of risks. Before you make a decision to purchase our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements and Industry Data,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, results of operations, financial condition and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, including our consolidated financial statements and the related notes and “Management and Discussion and Analysis of Financial Condition and Results of Operations” are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to LiPower’s Securities and the Offering

LiPower’s stock price may be volatile in the future, which could lead to losses by investors and costly securities litigation.

The trading price of ordinary shares may be subject to wide fluctuations in response to quarter-to-quarter variations in results of operations, announcements of technological innovations or new products introduced by LiPower or its competitors, general conditions in the energy storage technology industries, changes in earnings estimates by analysts or other events or factors. In addition, the public stock markets recently have experienced high price and trading volatility. This volatility has significantly affected the market prices of securities of many of LiPower’s publicly traded competitors for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of ordinary shares.

You may not be able to resell your ordinary shares at an attractive price due to a number of factors such as those listed in “Risks Related to LiPower’s Business” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those of LiPower’s competitors;

•        guidance, if any, that LiPower provides to the public, any changes in this guidance or our failure to meet this guidance;

•        changes in expectations as to LiPower’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by LiPower or its competitors;

•        announcements by LiPower or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        any significant change in LiPower’s management;

•        changes in general economic or market conditions or trends in LiPower’s industry or markets;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to LiPower’s business;

•        future sales of ordinary shares or other securities;

•        investor perceptions or the investment opportsharey associated with ordinary shares relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by LiPower or third parties, including LiPower’s filings with the SEC;

•        litigation involving LiPower its industry, or both, or investigations by regulators into LiPower’s operations or those of its competitors;

•        the development and sustainability of an active trading market for ordinary shares;

•        actions by institutional or activist shareholders;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from natural disasters, war, or the threat of war, in particular, the current conflicts in the Middle East and in Ukraine, acts of terrorism or responses to these events.

Broad market and industry fluctuations may adversely affect the market price of ordinary shares, regardless of actual operating performance, financial results or prospects. In addition, price volatility may be greater if the public float and trading volume of ordinary shares is low. Some companies that have had volatile market prices for their securities have been the target of a hostile takeover or subject to involvement by activist shareholders. If LiPower were to become the target of such a situation, it could result in substantial costs and divert resources and the attention of executive management from the business.

LiPower may not be able to sustain or increase the value of an investment in LiPower’s securities. Investors in LiPower’s securities may experience a decrease, which could be substantial, in the value of their securities, including decreases unrelated to LiPower’s operating performance, financial results or prospects. Your only opportunity to achieve a return on your investment in LiPower’s securities may be if the market price of such securities appreciates and you sell your securities at a profit. The market price for LiPower’s securities may never exceed, and may fall below, the price that you paid for such securities. You could lose all or part of your investment in LiPower as a result.

In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If LiPower becomes involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the business regardless of the outcome of such litigation.

Risks Related to Our Business and Industry

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing client demand, increasing competition, declining growth of the marketing industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our clients and to increase our client base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting clients may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

We depend on a small number of individuals who constitute our current management.

We highly depend on the services of our senior management team and other key employees such as (i) Mr. Zhiyu Yu, (ii) Mr. Lianhui Shu, (iii) Mr. Wenguang Yao, (iv) Mr. Shukuan Guo, (v) Mr. Hui Jiang at our corporate headquarters and on our management’s ability to recruit, retain, and motivate key employees. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees including, without limitation.

Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings.

Our business is subject to extensive government regulation, particularly the cleaning segment of our business. We incur significant costs to comply with these regulations, and any changes to such regulations or the imposition of new regulations could affect our ability to be profitable. Additionally, if we fail to comply with government regulations, we could be subject to significant civil or criminal penalties which could jeopardize the continuance of our operations. Increases or changes in government regulation of the workplace, mandatory wage requirements, or of the employer-employee relationship, or judicial or administrative proceedings related to such regulation, could materially harm our business.

We may not be able to maintain and/or obtain approvals, licenses and registrations necessary to carry on or expand our business

We require certain approvals, licenses and registrations to conduct our business. Our applications for approvals, licenses and registrations are subject to review by the relevant government authorities. These approvals, licenses and registrations are also subject to periodic renewal by the relevant government authorities, and the standards of compliance may change. Accordingly, we are subject to the supervision of these authorities with the power to revoke, grant, to extend and amend our approvals, licenses and/or registrations.

While we have obtained all necessary approvals, licenses and registrations required for our business operations and have not encountered any instances of failure to obtain or renew any of our approvals, licenses and registrations, there is no guarantee that we will be able to do so in future or that we will be able to renew our existing approvals, licenses or registrations in a timely manner, or at all. Additionally, in the event we breach the conditions of our approvals, licenses, registrations or other government regulation or regulatory requirement, this will expose us to penalties or the risk that our approvals may be suspended, revoked or amended by the relevant government authority to our detriment. While there have not been any such incidents in the past, the occurrence of any of these events may be costly, require us to cease our business in whole or in part, cause us to default on our obligations to our customers and counterparties, harm our reputation or otherwise adversely affect our business, financial condition, and results of operations.

It is not expected that LiPower will pay dividends in the foreseeable future.

It is expected that LiPower will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that LiPower will pay any cash dividends in the foreseeable future.

The LiPower Board will have complete discretion as to whether to distribute dividends. Even if the LiPower Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by LiPower’s subsidiaries, LiPower’s financial condition, contractual restrictions and other factors deemed relevant by the LiPower Board. There is no guarantee that the ordinary shares will appreciate in value or that the trading price of the ordinary shares will not decline.

An active trading market for ordinary shares may not be sustained.

ordinary shares plan to be listed on Nasdaq and to trade on that market. LiPower cannot assure that an active trading market for its common stock will be sustained. Accordingly, LiPower cannot assure of the liquidity of any trading market, your ability to sell your shares of its common stock when desired or the prices that you may obtain for your shares.

Our ordinary shares may subject to immediate delisting if the Company is not able to timely conduct another share consolidation to comply with Nasdaq’s bid price requirement.

While trading on Nasdaq has begun, there can be no assurance that LiPower’s securities will continue to be listed on Nasdaq or that a viable and active trading market will develop. If Nasdaq delists ordinary shares from trading on its exchange due to failure to continue to meet the listing standards, LiPower and its shareholders could face significant material adverse consequences including:

•        a lack of liquidity available to holders of ordinary shares;

•        an active trading market of ordinary shares may not be developed;

•        a limited availability of market quotations for LiPower’s securities;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts either do not publish research about LiPower or publish inaccurate or unfavorable research about us, LiPower’s business, or its market, or if they change their recommendations regarding ordinary shares adversely, the trading price or trading volume of the ordinary shares could decline.

The trading market for ordinary shares is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, LiPower’s market, or its competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our ordinary shares, provide a more favorable recommendation about LiPower’s competitors, or publish inaccurate or unfavorable research about its business, the share price of the ordinary shares would likely decline. In addition, securities research analysts may establish and publish their own periodic projections for LiPower’s business. These projections may vary widely and may not accurately predict the results LiPower actually achieves. Its stock price may decline if its actual results do not match the projections of these securities research analysts. Furthermore, if no analysts commence coverage of it, the trading price and volume for ordinary shares could be adversely affected. If any analyst who may cover LiPower were to cease coverage of LiPower or fail to regularly publish reports on LiPower LiPower could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of its common stock to decline.

As a public company, LiPower is subject to U.S. federal securities laws and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes-Oxley Act.

As a public company subject to U.S. federal securities laws, LiPower will incur significant legal, accounting, insurance, compliance, and other expenses. Compliance with reporting, internal control over financial reporting and corporate governance obligations may require members of its management and its finance and accounting staff to divert time and resources from other responsibilities to ensure these new regulatory requirements are fulfilled.

If it fails to adequately implement the required governance and control framework, LiPower may fail to comply with the applicable rules or requirements associated with being a public company subject to U.S. federal securities laws. Such failure could result in the loss of investor confidence, could harm LiPower’s reputation, and cause the market price of ordinary shares to decline.

Due to inadequate governance and internal control policies, misstatements or omissions due to error or fraud may occur and may not be detected, which could result in failures to make required filings in a timely manner or result in making filings containing incorrect or misleading information. Any of these outcomes could result in SEC enforcement actions, monetary fines or other penalties, as well as damage to LiPower’s reputation, business, financial condition, operating results and stock price.

LiPower is an emerging growth company within the meaning of the Securities Act, and if LiPower takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make LiPower’s securities less attractive to investors and may make it more difficult to compare LiPower’s performance with other public companies.

LiPower is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. For as long as LiPower continues to be an emerging growth company, LiPower may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. LiPower could be an emerging growth company for up to many years. We cannot predict if investors will find LiPower securities less attractive because LiPower relies on these exemptions. If some investors find LiPower securities less attractive as a result, there may be a less active trading market for LiPower securities, and the price of LiPower securities may be more volatile.

LiPower is a foreign private issuer and, as a result, LiPower will not be subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Because LiPower is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

LiPower is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the memorandum and articles of association, as amended and/or restated from time to time, the Companies Act (Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against their directors, actions by their minority shareholders and the fiduciary duties of their directors to them under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of LiPower’s shareholders and the fiduciary duties of their directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under LiPower’s business to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

There is uncertainty as to whether the courts of the Cayman Islands would (i) to recognize or enforce against LiPower judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in each respective jurisdiction against LiPower predicated upon the civil liability provisions of the federal securities laws of the United States or any state. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign money judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

We, our directors and executive officers have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ordinary shares for a period ending 90 days from the closing of this offering. See “Plan of Distribution”. ordinary shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act. If our shareholders sell substantial amounts of our ordinary shares in the public market, the market price of our ordinary shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their ordinary shares and investors to short our ordinary shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The price of the ordinary shares and other terms of this offering have been determined by us along with our underwriter.

If you purchase our ordinary shares in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our underwriter. The offering price for our ordinary shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the ordinary shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our ordinary shares.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our securities in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing ordinary shares in this offering will incur immediate dilution of per share. For more information on the dilution, you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in UNITED STATES courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We will appoint Cogency Global Inc. as our agent to receive service of process with respect to any action bring against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action bring against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

Cayman Islands

Our counsel as to Cayman law, has advised us that there is uncertainty as to whether the courts of Cayman would:

•        recognize or enforce judgments of UNITED STATES courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without retrial on of the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of pshareive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

People’s Republic of China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of UNITED STATES courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

For a detailed description of risks related to enforceability of civil liabilities, please refer to “Risk Factors — Risks Related to Doing Business in China” in Key Information — 3.D. Risk Factors” in our Annual Report.

USE OF PROCEEDS

We expect to receive approximately US$30 million of net proceeds from this offering after deducting underwriting discounts and commissions, underwriter’s non-accountable expenses and estimated offering expenses of approximately US$ [*] million paid or payable by us. If the underwriter exercises all of its over-allotment option, the amount payable by us will be US$ [*] million, and we expect to receive net proceeds of approximately US$ [*] million.

We currently intend to use proceeds from this offering in the following ways:

Marketing and promotion campaigns — We intend to use 40% of the proceeds from the offering for marketing and promotion campaigns. This allocation reflects our commitment to expanding brand awareness, reaching new customers, and driving revenue growth through targeted marketing initiatives.

Technology research and development — We intend to use 40% of the proceeds from the offering for product research and development efforts. We recognize that continuous innovation and improvement are crucial for staying competitive in providing a compelling user experience.

Working Capital — We intend to use 20% of the proceeds from the offering for general working capital and corporate purposes.

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC Subsidiary for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC Subsidiary to pay dividends to us. See “Risk Factors — Risks Related to Doing Business in China” in “ Key Information — 3.D. Risk Factors” in our Annual Report.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits and/or share premium, and provided always that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page [•] of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025, as adjusted to give effect to the share Consolidations:

•        on an actual basis;

•        on a pro forma as further adjusted basis to reflect the issuance and sale of 5,000,000 shares, at an assumed offering price of US$6 per ordinary share, which is the last reported sale price of our ordinary shares on Nasdaq in the end of 2026, after deducting the underwriter’s fees and estimated offering expenses payable by us, and assuming the sales of all the securities being offered in this offering.

You should read this capitalization table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus and the “Operating and Financial Review and Prospectus” and the audited consolidated financial statements and the related notes for the fiscal years ended December 31, 2025 in the report on filed with the SEC on 2026.

	As of December 31, 2025 Actual	Pro Forma as Adjusted	Pro Forma as Further Adjusted
Short term loans-unrelated parties
Short term loans-related parties
Amounts due to related parties
shareholder’s Deficit:
ordinary shares (US$0.0001 par value)
Treasury shares
Additional paid-in capital*
Statutory reserves
Accumulated deficit
Accumulated other comprehensive loss
Total shareholders’ equity (deficit)
Total capitalization

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the net tangible book value per ordinary share after this offering. Dilution results because the offering price per share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Assumed offering price per share	US$
Net tangible book value per share as of December 31, 2025	US$
Increase in net tangible book value per ordinary share attributable to payments by new investors	US$
Pro forma as adjusted net tangible book value per share after this offering	US$
Dilution per share to new investors in this offering	US$

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. The tables and discussion above are based on a total of ordinary shares issued and outstanding and ordinary shares issued and outstanding after this offering.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2025, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.

	ordinary shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
(in thousands)
Existing shareholders			$		$
New investors			$		$
Total		100.00%		$100.00%	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at the pricing.

DESCRIPTION OF SHARES AND CERTAIN CAYMAN ISLANDS CONSIDERATIONS

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant.

Our board of directors has discretion regarding whether to declare or pay dividends. All dividends are subject to certain restrictions under the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, namely that: (a) all dividends must be authorized by a resolution of directors (being a simple majority of directors at a duly convened meeting or by written resolution in each case in accordance with the Amended and Restated Memorandum and Articles of Association) resolutions, by which our board of directors may authorize a distributions at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (ii) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately after paying the dividend; (iii) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized; (iv) the directors must notify each shareholder of any dividend authorized by them; (v) no interest accrues on any dividend; and (vi) if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no right to share in any distribution paid by the Company in accordance with the Companies Act and the Amended and Restated Memorandum and Articles of Association.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

LiPower New Energy Holding Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands. We carry out our business in China primarily through LiPower New Energy (Shenzhen) Co., Limited. Investors in our securities should be aware that they may never directly hold equity interests in the PRC operating entities, but rather purchasing equity solely in LiPower New Energy Holding Limited, our Cayman holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

The Shenzhen subsidiary of the Company was established in 2019 and has over 46 employees, including more than 50% R&D professionals specializing in energy storage solutions. Approximately 80% of the company’s team possess over 10 years of work experience in Energy Storage BMS, main control boards, and inverter boards for energy storage systems. The annual revenue for its energy storage products exceeds RMB 1.4 billion in 2026, and these products are primarily exported to oversea markets including the United States, Japan, the United Kingdom,Germany, Australia, and other countries worldwide. The company is a preferred OEM/ODM partner for numerous internationally renowned brands.

We have a 20-year track record in large-scale battery manufacturing, with over 100 independent patents. We have been awarded titles such as “National High-Tech Enterprise,” “National Specialized, Refined, Unique, and Innovative Little Giant,” and Shenzhen’s “Postdoctoral Innovation Base.” It has also become a cooperative base for industry-university research at Tianjin University and an internship base for the Tsinghua University Shenzhen Graduate School.

The management of the LiPower Shenzhen has accumulated 22 years of experience in the lithium battery industry, with extensive technical expertise in manufacturing lithium-ion batteries and BMS (Battery Management Systems), laying a solid foundation for our integrated solar energy storage systems. To date, we have 13 years of OEM experience in portable energy storage power solutions. Based in Shenzhen, China, we operate a modern enterprise integrating design, R&D, production, and sales of portable outdoor and home energy storage products.

In the overseas business segment, the Company has established a mature and stable global business network, demonstrating significant international market competitiveness. Through strategic cooperation with Wattlabs INC, the company has established an American subsidiary named Wattlabs Int’l. By leveraging the offline channel advantages of its team, it is preparing to enter supermarkets in North America such as Costco, Lowes, Walmart, etc. and also in Australia such as Supercheap, Bunnings Warehouse and Total Tools, etc. Meanwhile, the Company’s products have obtained multiple international authoritative certifications such as CE, UL, PSE, FCC, ROHS, UN38.3, and BSCI, meeting the entry standards and safety regulations of different countries and regions. It has a good brand reputation in the overseas market.

INDUSTRY OVERVIEW

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

The development prospects are broad, laying the foundation for core competitiveness.

Solid-state batteries, with their high energy density, high safety, and wide operating temperature range, demonstrate unparalleled application potential in various fields. In the field of new energy vehicles, consumers’ strict requirements for range, charging speed, and safety performance have made solid-state batteries the key to breaking through the bottlenecks of traditional liquid batteries. It is expected that by 2030, their penetration rate in the new energy vehicle sector will reach 25%, significantly driving the industry forward. In the consumer electronics sector, solid-state batteries can significantly extend the range and improve the safety of smart wearable devices and smartphones, and their penetration rate may exceed that of new energy vehicles. By 2030, the penetration rate is expected to reach 50% in this field. In the eVTOL sector, their high energy density advantage aligns with the high requirements of aircraft for range and payload, and their penetration rate is expected to reach 60% by 2030. The broad application prospects have built a strong market expansion space for solid-state batteries, which is an important manifestation of their core competitiveness.

Outdoor activities and emergency reserves are the two main usage scenarios for portable energy storage. Among them, the popularity of outdoor culture has made the United States the traditional main sales country for portable energy storage. Affected by the Russia-Ukraine conflict, in the demand for emergency reserves, Europe has become a new buyer. Industry associations predict that by 2026, the global and Chinese shipments of portable energy storage devices will reach 31.1 million units and 28.67 million units respectively, and the global market size of portable energy storage will exceed 80 billion yuan, with the total market value in China exceeding 70 billion yuan.

Analysis of Competitor Situations

•        CATL

An unquestionable industry giant, with profound technical reserves in the field of solid-state batteries. It focuses on the dual routes of sulfide and oxide, with the ionic conductivity of sulfide electrolyte reaching 11 mS/cm. The energy density of semi-solid batteries has exceeded 500 Wh/kg, and it plans to achieve full solid-state battery installation in 2027.

•        Ganfeng Lithium

As a domestic lithium resource giant, it covers multiple routes of solid-state battery technology, including sulfide, oxide, and polymer. It is the only enterprise in the world to achieve mass production of sulfide electrolyte, with costs lower than those in Japan by 40%. It has provided semi-solid batteries for the Dongfeng E70 model and has rich production experience. However, its energy density (about 360 Wh/kg) and patent reserves are slightly inferior to those of CATL.

•        Qingtiao Energy

A pioneer enterprise in the industrialization of solid-state batteries in China, focusing on oxide semi-solid batteries, with an energy density of 368 Wh/kg. It has built the first domestic solid-state battery production line and is installed on the SAIC Jijia L6 model. The actual installation progress is leading. However, in terms of energy density and fast charging capacity, it has a gap compared to CATL. For example, the fast charging technology of CATL can achieve 600 kilometers of range in 10 minutes.

•        Wei Lan New Energy

Relying on the Institute of Physics of the Chinese Academy of Sciences, it has a top-notch scientific team and has accumulated over 40 years of research experience in solid-state battery technology. It has formed a complete intellectual property system. It has overcome core issues such as interface, safety, and energy density of solid-state batteries, and developed high-energy-density and high-safety semi-solid and full-solid battery technologies. The product’s energy density can reach the range of 1000 kilometers. It is the world’s first solid-state lithium battery prototype and has cooperated with automakers such as NIO, Geely, and Xiaomi to promote the application of products in high-end power and energy storage fields. It has built four production bases in Beijing Fangshan, Jiangsu Lichang, Zhejiang Huzhou, and Shandong Zibo, with a total capacity of 28.2 GWh per year. It plans to expand production to 16 GWh in 2025 and enter the top 15 of domestic battery power installation capacity in 2023. In the first eight months of 2024, its installed capacity reached 2.68 GWh, with a leading market share.

•        Goxuan High-tech

Focusing on the silicon anode + sulfide route, the 360 Wh/kg semi-solid battery has been mass-produced and installed in the NIO ET7. Moreover, the auxiliary materials such as copper foil and separators have a self-sufficiency rate of over 80%, with significant cost advantages. Its semi-solid battery passed the 200°C thermal box test, demonstrating leading safety, but the energy density is significantly lower compared to that of CATL.

International competitors

•        QuantumScape (USA)

Invested in by Volkswagen Group, focusing on developing high-energy-density solid-state lithium-metal batteries. Its battery uses a ceramic-based solid-state electrolyte, supporting ultra-fast charging (80% charged in 15 minutes), and has a long cycle life (remaining over 80% capacity after 800 cycles).

•        Solid Power (USA)

Closely cooperating with automakers such as BMW and Ford, using a sulfide electrolyte system, with an energy density of over 390 Wh/kg. Utilizing roll-to-roll production technology, it can be compatible with existing lithium-ion production lines, effectively reducing production costs.

•        Toyota (Japan)

One of the enterprises with the most patents in global solid-state battery technology. Focusing on the development of sulfide solid-state batteries, with an energy density target of 500 Wh/kg, planning to achieve mass production in 2027. Its solid-state battery technology emphasizes high safety and ultra-long range, and will be applied to the high-end electric vehicle sector in the future.

•        Samsung SDI (South Korea)

Utilizing sulfide + lithium-metal anode technology route, solving the problem of lithium dendrites through silver-carbon composite layer technology, enabling a battery cycle life of over 1000 times. Prototype battery energy density reaches 900 Wh/L, far exceeding traditional lithium-ion batteries, and is expected to be commercialized by 2030.

•        ProLogium (Taiwan)

One of the few enterprises in the world to achieve small-scale production of solid-state batteries, the battery uses an oxide electrolyte, supporting flexible design, suitable for wearable devices and electric vehicles. Mercedes-Benz has invested in this company and plans to launch the first vehicle equipped with its battery in 2024.

These competitors have their own strengths in technological research and development, industrialization processes, and market layout. Some enterprises seize the high-end market by virtue of their technological lead, while some rely on cost control or production experience to occupy a position in the mid-to-low-end market or specific application fields, jointly promoting the technological progress and market expansion of the solid-state battery industry, and also posing challenges to this company in terms of technological innovation, cost control, and market share competition.

Traditional battery manufacturers

CATL and BYD possess profound technical accumulation, strong R&D capabilities, rich production experience, as well as mature supply chain systems and extensive customer resources.

The sulfur-based all-solid-state battery laboratory of CATL has an energy density of 500 Wh/kg and plans to mass-produce in 2027, aiming to achieve a market share of over 40% in collaboration with Chery; BYD is also actively laying out in the field of solid-state batteries, accelerating the production process through industrial chain collaboration.

Emerging technology enterprises

Represented by Solid Power and Quantum Scape, emerging technology enterprise focus on the research and development of solid-state battery technology and innovation, with high technical barriers. They promote the commercialization process of solid-state batteries by collaborating with automotive manufacturers and consumer electronics enterprises. Some emerging technology enterprises in China have also emerged in the field of solid-state batteries, such as Qingta Energy, whose semi-solid battery has been installed in the NIO ET7, and it plans to launch an all-solid-state battery without separators in 2025, with a semi-solid battery production capacity of 50GWh, and it is bound to automakers such as SAIC and BAIC, with a significant market positioning advantage.

Materials suppliers

In each material link of the solid-state battery industry chain, there are professional suppliers competing. For example, Tianzhi Materials is at the industry-leading position in the sulfur-based electrolyte field, has completed kilogram-level production in 2024, and plans to achieve hundred-kilogram-level mass production in 2025, through optimizing the production process for interface stability by doping oxygen anions, improving product performance, and has also bound to leading customers such as CATL and BYD.

Betai’s silicon-carbon negative electrode technology is at the global leading level, with a silicon-based negative electrode capacity of 1,500mAh/g, suitable for 4680 large cylindrical and solid-state batteries, with a global first market share, and the production cost is 20% lower than that of peers.

Equipment manufacturers

Leading Intelligent Equipment Co., Ltd. is the world’s first supplier of dry electrode complete lines, with high technical barriers, binding to the 4680 production line of Tesla, with an order visibility of 8 billion yuan in 2025. Its solid-state electrolyte coating machine and dry-forming equipment cover the entire production process of all-solid-state batteries, capable of providing customers with one-stop solutions.

Only one domestic enterprise can achieve the mass production of dry roller pressing equipment, has received a 100 million yuan order from CATL, and continuously improves the production consistency of continuous roller pressing technology, with a yield rate of 95%.

BUSINESS

Our Principal Business

As an energy storage battery researcher and manufacturer, we can provide outdoor power supply systems, mobile energy storage systems, residential energy storage systems, commercial and industrial energy storage systems, and photovoltaic-integrated energy storage systems.

I. Technology Development Model

Autonomous Innovation-driven:

The company has established an internal R&D team composed of top material scientists, battery engineers, and electrochemical experts. All team members possess profound professional knowledge and extensive industry experience. 15%-20% of the annual revenue is invested in R&D projects, focusing on solving core technical problems such as solid-state battery materials, electrode structures, and manufacturing processes. For instance, research on solid-state electrolytes starts with the design of material molecular structures and, through continuous experiments and screening, new solid-state electrolyte materials with high ionic conductivity, good chemical stability, and interface compatibility are developed. Multiple patents are applied for, forming a technical barrier.

Deep Integration of Industry-University-Research Cooperation: Long-term partnerships have been established with renowned universities and research institutions worldwide to jointly conduct cutting-edge technology research projects. The cooperation covers basic scientific research to applied technology development, such as in the theoretical calculation and experimental verification of high-capacity electrode materials, leveraging the research strength of universities to accelerate the research process and promote the transformation of laboratory results into actual products.

Technology Introduction and Re-Innovation: Closely monitoring the development trends of global solid-state battery technology, timely introducing foreign advanced technologies or key patents. After introduction, the internal R&D team organizes to digest and absorb, combining the company’s own technical advantages and market demands, to optimize and re-innovate the introduced technologies.

II. Integrated Industry Chain Model

Vertical integration layout: Raw material control:    The company extends to the upstream by taking stakes or entering into strategic partnerships, establishing close ties with suppliers of key solid battery raw materials such as lithium ore, cobalt ore, and nickel ore. This ensures stable supply of raw materials while participating in the mining and initial processing stages of raw materials, reducing raw material procurement costs and ensuring supply chain security.

Self-production of components:    In the midstream component manufacturing, the company independently researches and produces some key components, such as electrode sheets and battery modules. Through self-production, it enhances quality control capabilities, optimizes product design and manufacturing processes, reduces reliance on external suppliers, and lowers component procurement costs, thereby increasing product profit margins.

Expansion of terminal applications:    The company actively establishes partnerships with new energy vehicle manufacturers, energy storage system integrators, etc., directly applying solid battery products to end products. In collaboration with automakers, it customizes and develops compatible solid battery packs based on vehicle design requirements, providing comprehensive services from battery design, production to after-sales, enhancing customer loyalty and expanding market share.

Horizontal collaborative cooperation:    It conducts extensive cooperation with peer enterprises in technological research and development, production manufacturing, and market expansion. In technological research and development, they jointly overcome common technical challenges in the industry. At the same time, through mergers and acquisitions or strategic investments in enterprises with complementary technologies or market channels, they quickly integrate resources, expand business scope, and enhance the company’s comprehensive competitiveness in the solid battery industry.

III. Marketing Model

Participate in industry exhibitions and forums:    Actively participate in various domestic and international energy and battery industry exhibitions (such as the Munich Electronics Exhibition in Germany, the China International Battery Technology Exchange Conference) as well as professional forums (such as the Global Summit on Solid-State Batteries). Set up large exhibition booths to showcase the company’s latest solid-state battery products, technical achievements, and application cases. Arrange professional technicians to provide on-site explanations of product performance and technical advantages, and have face-to-face communication with potential customers and partners. During the exhibitions and forums, hold new product launches and technical seminars, inviting industry experts and media reporters to participate, and release the company’s latest research and development results and market strategies to enhance the company’s influence and power in the industry.

For potential major clients, such as large-scale energy storage system operators and high-end consumer electronics brand manufacturers, conduct solid-state battery trial use activities. Provide customers with a certain number of battery samples for testing and trial use in actual application scenarios. Arrange technical support teams for full-process tracking and service, promptly collecting customer feedback, and solving problems encountered by customers during the trial use. Through customers’ firsthand experience, let them intuitively feel the advantages of the company’s solid-state battery products in terms of performance, stability, and safety, thereby promoting customers to place orders for purchase. At the same time, establish a customer experience center, inviting customers, industry media, investors, etc.

The Shenzhen subsidiary of the Company was established in 2019 and has over 46 employees, including more than 50% R&D professionals specializing in energy storage solutions. Approximately 80% of the company’s team possess over 10 years of work experience in Energy Storage BMS, main control boards, and inverter boards for energy storage systems.

The Company has obtained 60 patent applications, including 2 invention patents, 21 utility models, and 10 design patents. The company’s products are primarily exported to overseas markets, including the United States, Japan, the United Kingdom, Germany, Australia, and other countries worldwide. The company is a preferred OEM/ODM partner for numerous internationally renowned brands.

The Company has been awarded titles such as “National High-Tech Enterprise,” “National Specialized, Refined, Unique, and Innovative Little Giant,” and Shenzhen’s “Postdoctoral Innovation Base.” It has also become a cooperative base for industry-university research at Tianjin University and an internship base for the Tsinghua University Shenzhen Graduate School.

The management of LiPower Shenzhen has accumulated 22 years of experience in the lithium battery industry, with extensive technical expertise in manufacturing lithium-ion batteries and BMS (Battery Management Systems), laying a solid foundation for our integrated solar energy storage systems. To date, we have 13 years of OEM experience in portable energy storage power solutions. Based in Shenzhen, China, we operate a modern enterprise integrating design, R&D, production, and sales of portable outdoor and home energy storage products.

In the overseas business segment, the Company has established a mature and stable global business network, demonstrating significant international market competitiveness. Through strategic cooperation with Wattlabs INC, the company has established an American subsidiary named Wattlabs Int’l. By leveraging the offline channel advantages of its team, it is preparing to enter supermarkets in North America such as Costco, Lowe’s, Walmart, etc. and also in Australia, such as Supercheap, Bunnings Warehouse, and Total Tools, etc. Meanwhile, the Company’s products have obtained multiple international authoritative certifications, such as CE, UL, PSE, FCC, ROHS, UN38.3, and BSCI, meeting the entry standards and safety regulations of different countries and regions. It has a good brand reputation in the overseas market.

Energy storage battery sales

In the field of energy storage, solid-state batteries can be applied in scenarios such as grid energy storage and distributed energy storage. With the rapid development of renewable energy, the demand for batteries in the energy storage market is increasing day by day. Solid-state battery companies expand their profit channels by selling energy storage batteries to energy system integrators or energy enterprises. For example, they provide solid-state batteries for energy storage projects that are matched with large-scale wind farms and photovoltaic power stations to meet their energy storage needs.

Consumer electronics battery sales

For the consumer electronics market, such as mobile phones, laptops, smart wearable devices, etc.develop miniaturized and high-performance solid-state batteries. Although the profit of each individual consumer electronics battery product is relatively low, the market size is huge. Through large-scale production and sales, it can also bring stable profits to the company. Some high-end smartphone brands that pursue long battery life and high safety may choose solid-state batteries as their battery suppliers.

Technology Licensing and Patent Income — Patent Licensing

The solid-state battery company, through its research and development efforts, has a large number of core technology patents. By licensing these patents to other enterprises for use and charging licensing fees, it is an important way to generate profits.

Technology Transfer

When the company develops a solid-state battery technology with unique advantages and does not intend to carry out large-scale commercial production, it can transfer the technology to other enterprises with demand, obtaining one-time technology transfer income. Or it can collaborate with other enterprises to develop new technologies, and after the technology becomes mature, it can obtain corresponding technology transfer income according to the cooperation agreement.

TRADEMARKS

We own or have rights to various trademarks, service marks, and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or ℠ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable license to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

MANAGEMENT

The following table sets forth information about our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Zhiyu Yu	41	Chairman of the Board, CEO
Wenguang Yao	46	Director, Chief Marketing Officer
Lianhui Shu	54	Director, Chief Operating Officer
Shukuan Guo	46	Chief Financial Officer
Hui Jiang	50	Chief Technology Officer

The business experience of each of our directors and executive officers is summarized below:

Mr. Zhiyu Yu, male, 41, has served as the Chairman of the Board and CEO since the establishment of the Company. Since 2019, he has been working as the chairman of LiPower New Energy (Shenzhen) Co., Ltd. During this period, he has always focused on the development trends of the new energy industry, led the formulation of the company’s medium and long-term strategic plans, coordinated the layout of core businesses and the allocation of the entire chain resources, and precisely controlled the direction of major decisions. At the same time, he actively built an efficient management team, promoted the collaborative efforts of technological research and development, market expansion, and production operations, effectively mitigated various risks in the industry competition and development process, ensured the stable operation of the company, and helped the company continuously consolidate its core competitiveness in the new energy field and steadily move towards sustainable development goals. Mr. Zhiyu Yu graduated from Northeast Normal University with a degree in legal affairs in 2022. His background in law and compliance has laid a solid foundation for enterprise management.

Mr. Wenguang Yao, male, 46, has served as a director of the Board and CMO since 2023. Currently, he is fully responsible for formulating the company’s marketing strategies and implementing the marketing system. Before joining LiPower, from December 2003 to July 2023, he held the position of sales director at Guangdong Lengji Electronic Precision Industry Co., Ltd., accumulating nearly two decades of profound experience in the field of electronic precision manufacturing. He led the team to explore the US market, transforming a local brand client from scratch within less than three years to a strategic partner with annual sales exceeding ten million US dollars and maintaining stable cooperation to this day. This fully demonstrates his outstanding capabilities in international business negotiations, deep customer relationship cultivation, and cross-cultural project management. He has also achieved remarkable results in sales performance and consolidating the core position of the company’s industrial chain. After joining LiPower, leveraging his keen insight into the trends of the new energy industry and rich practical experience, within one year, he assisted the board of directors in re-planning the solid-state battery ecosystem chain and systematically optimizing the existing product line. He is skilled at formulating forward-looking and executable marketing strategies from multiple dimensions such as industry ecology, customer needs, and competitive landscape, and has a vast and stable cross-domain customer channel network for resource support. “Result-oriented and strategy-driven” is his consistent management style. Combining profound industry accumulation and global vision, he has become a comprehensive management talent with business development capabilities and systematic thinking. In the future, he will continue to promote the implementation of enterprise strategies and value growth, and continuously build competitive advantages in the new energy and high-end manufacturing fields. Mr. Wenguang Yao graduated from Donghua University with a degree in Mechatronics Engineering in 2002.

Mr. Lianhui Shu, male, 54, has served as a director of the Board and COO since 2023. He has extensive experience in management and technical fields. Previously, he has held management positions such as general manager and executive vice president in several Taiwanese and Hong Kong-funded enterprises, accumulating solid experience in enterprise leadership and decision-making. He has also been deeply involved in the field of electronic engineering technology for 23 years, possessing mature methodologies in product development and technical management. He can accurately grasp the integration direction of business and technology. On one hand, he coordinates production, sales, supply chain and other daily operations, promoting efficient collaboration among all links to ensure the implementation of the company’s strategic plans into actual results. On the other hand, he focuses on process optimization and cost control, by breaking down operational goals and eliminating departmental barriers, solving problems in execution and ensuring the efficient and smooth operation of the company as a whole, helping the company steadily develop in the field of new energy and achieving the dual goals of business growth and efficiency improvement.

Mr. Shuckuan Guo, male, 46, has served as a director of the Board and CFO since 2019. He has extensive experience in finance. From June 2005 to March 2017, he served as the Finance Manager of Hongli Enterprise (Shenzhen) Co., Ltd., responsible for financial management, daily tax declaration, and leading the tax exemption and refund work. During this period, he completed a total of 67 million yuan in tax refunds for the company. From June 2017 to August 2021, he held the position of Finance Director at Henan University Cultural Industry Base Co., Ltd., coordinating overall financial management, tax planning, and financial analysis, providing support for the company’s business decisions. He is experienced in enterprise financial system construction, financial management organization design, has excellent financial analysis, internal audit, and financial condition judgment capabilities, can independently complete the preparation of enterprise comprehensive budgets, profit and loss balance, and profit and loss status analysis, as well as capital raising and usage planning. He graduated from Henan University’s Business Administration College with a major in Finance in 2002.

Ms. Hui Jiang, female, 50, has served as CTO since 2025. With 25 years of experience in the new energy and technology industry, she has been deeply involved in research and development, team management, and strategic implementation. From 2000 to 2008, she worked at Huawei Technology Co., Ltd., accumulating operational and management experience in technology enterprises. From 2009 to 2014, she transitioned to the new energy sector and joined Shanyi New Energy as the Development General Manager, leading technology development and project promotion. From 2014 to 2025, she served as the General Manager of Xinyi Storage Power Co., Ltd., comprehensively coordinating the company’s operations and leading the team to achieve stable business growth. Throughout her years of industry deepening, she has always prioritized technology and innovation, accumulating rich practical experience in team management and technological breakthroughs. She looks forward to continuous exploration in the new energy field and contributing to the development of the industry. She graduated from the Chemical Engineering Technology Department of Shenyang Chemical Engineering College with a bachelor degree in 1999.

Board of Directors

Our board of directors will consist of directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so, his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property, and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

Our ability to attract and engage customers

Our financial conditions and results of operations depend on our ability to attract new customers and actively engage existing customers. Additionally, our industry is highly competitive and rapidly innovating, and we compete on various factors, such as pricing, quality of services and outcomes, and track record. We believe that with our proven track record in delivering results and our proprietary technology in the **** and the **** which we seek to continuously enhance and improve their ease of use, functionality and features, we will be able to maintain our competitiveness and meet our customers’ requirements, retain and expand business with existing customers, and attract new customers. However, if we fail to keep up with timely innovation to enhance or improve the functionality, effectiveness and features of our existing technologies or meet our customers’ requirements and expectations, we might not be able to attract new customers or expand our business effectively, which may materially and adversely impact our business and results of operations.

We generally depend on labour and our supply of workers may be affected by various factors

We are subject to various laws, regulations and policies implemented by the governments and regulatory authorities

Our business is subject to extensive government regulations including, but not limited to, the conditions of applicable licenses, laws, regulations, codes of practice, standards of compliance and other regulatory requirements or guidelines. Compliance with these laws, regulations and policies can be administratively tedious and costly, impose limitations on our business and operations, and potentially restrict our ability to develop our business. Introduction of or changes in laws, regulations or policies affecting our industry, such as restrictions on hiring foreign workers, may impede our ability to source for foreign workers as part of our labour supply. Legal or regulatory changes such as additional licensing or tax requirements could increase our operating cost and reduce our earnings. Any failure to comply with any new laws or regulations may result in fines or penalties against us and may require us to cease our business in whole or in part. Further, there is no assurance that we will be able to pass on any increase in costs of complying with such amended or new government laws, regulations, or policies to our customers, which may result in our business and results and operations being materially and adversely impacted.

Our ability to successfully implement our business strategies and/or future plans

We intend to strengthen our market position in the SEA region, expand the scope of our service offerings, engage in strategic joint venture partnerships, and invest further in our technology suite including the ****. The success and viability of our business strategies and future plans are dependent on our ability to obtain the proper financing, favorable market conditions, and hire and retain skilled employees and professionals. While we have planned such expansion based on our outlook regarding our business prospects and consideration for the aforementioned factors, there is no assurance that such expansion plans will be successful. Further, there is no assurance that our planned investments in Research and Development (“R&D”) and enhancement of our existing technologies will be successful and allow us to compete effectively, or that products and services developed by others will not render our offerings non-competitive or obsolete. If we do not achieve the desired outcome from our implementation of our business expansion and technological investments, our business, financial conditions and results of operations may be materially and adversely affected.

Income tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in OCI.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

•        temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•        temporary differences related to investments in subsidiaries to the extent that we are able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

•        taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which we expect, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in our Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

In determining the amount of current and deferred tax, we take into account the impact of uncertain tax positions and whether additional taxes and interest may be due. We believe that its accruals for income tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes us to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact income tax expense in the period that such a determination is made.

Evidence that a financial asset is credit-impaired includes the following observable data:

•        significant financial difficulty of the borrower or issuer;

•        a breach of contract such as a default or being more than 90 days past due;

•        the restructuring of a loan or advance by us on terms that we would not consider otherwise;

•        it is probable that the borrower will enter bankruptcy or another financial reorganization; or

•        the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when we determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with our procedures for recovery of amounts due.

Standards issued but not yet effective

A number of new standards are effective for annual periods beginning after January 1, 2022 and earlier application is permitted. However, we have not early adopted the new or amended standards in preparing these consolidated financial statements. Based on an initial assessment, the following new and amended standards are not expected to have a significant impact on our consolidated financial statements.

•        Deferred Tax related to Assets and Liabilities arising from a Single Transaction ( IAS 12)

•        Classification of Liabilities as Current or Non-current ( IAS 1)

•        Disclosure of Accounting Policies ( IAS 1 and IFRS Practice Statement 2)

•        Definition of Accounting Estimates ( IAS 8)

Internal Control over Financial Reporting

shareholder Meetings; Quorum

All general meetings other than annual general meetings shall be called extraordinary general meetings.

We may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the directors. At these meetings the report of the directors (if any) shall be presented.

At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by us, provided that our general meeting shall, whether or not the notice specified in our business has been given and whether or not the provisions of our business regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

•        in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and

•        in the case of an extraordinary general meeting, by holders of two-thirds of the shareholders having a right to attend and vote at the meeting, present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

One or more shareholders holding shares which carry in aggregate (or represented by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present at the meeting, shall be a quorum for all purposes.

Shareholder Written Resolutions Without Meeting

A resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting duly convened and held.

Appointment of Directors

We may by ordinary resolution appoint any person to be a director. Our board of directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on our board of directors.

Removal of Directors

A director may be removed from office by ordinary resolution, notwithstanding anything in any agreement between us and such director (but without prejudice to any claim for damages under such agreement).

Borrowing Powers of Directors

The directors may from time to time at their discretion exercise all the powers of our company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Remuneration of Directors

The remuneration of the directors may be determined by the directors and may not be determined by the shareholders.

Interested Transactions

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with us shall declare the nature of his interest at a meeting of the directors. Subject to the Nasdaq rules and disqualification by the chairman of the relevant Board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that the director may be interested therein and if the director does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Classified or Staggered Boards

Our business does not provide for a classified board of directors.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

The directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of ours except as conferred by law or authorized by the directors or by ordinary resolution. Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Special Considerations for Exempted Companies

LiPower is an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company, except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Enforceability of Civil Liability under Cayman Islands Law

We have been advised by that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce against us or our directors or officers judgments of courts of the United States that are predicated upon certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without retrial on of the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of pshareive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at a general meeting of the Company holding not less than 10% of the paid-up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside China as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

TAXATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

We are a holding company incorporated in the Cayman Islands, and we gain income by way of dividends paid to us from our PRC Subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although LiPower does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of LiPower and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

Currently, we are not aware of any offshore holding companies with a corporate structure similar to ours that have been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that LiPower New Energy Holding Limited and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% (8.25% for the first HK$2 million of assessable profits) on profits arising in or derived from Hong Kong for each of the years ended December 31, 2025 and 2024.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. We are required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not we are carrying on any relevant activities and if we are, we must satisfy an economic substance test.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary share

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our ordinary shares. It is directed to U.S. Holders (as defined below) of our ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our ordinary shares

Subject to the passive foreign investment company (PFIC) rules (defined below) discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as UNITED STATES source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income; and

•        The amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, and any of our subsidiaries is also a PFIC (a “lower-tier PFIC”), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ordinary shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ordinary shares and we cease to be a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as an ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable UNITED STATES Treasury regulations. We anticipate that the ordinary shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the ordinary shares if we are or become a PFIC.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary share and proceeds from the sale, exchange or redemption of our Ordinary share may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary share, subject to certain exceptions (including an exception for Ordinary share held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary share.

Tax Treaties

As above mentioned, according to the Sino-U.S. Tax Treaty which was effective on January 1st, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and exempted from the other nation, but for the dividend that is generated in China and distributed to foreigners in other nations, a rate 10% tax will be charged.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. holders of such ordinary shares as described under “— Taxation of Dividends and Other Distributions on our ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we engaged Underwriter (“Underwriter”, or the “underwriter”) to act as our underwriter on a reasonable best efforts basis in connection with this offering. The underwriter is not purchasing or selling any such securities, nor is the underwriter required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for he sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the underwriter, and prospective investors. The placement agency agreement does not give rise to any commitment by the underwriter to purchase any of our securities, and the underwriter will have no authority to bind us by virtue of the placement agency agreement. Further, the underwriter does not guarantee that it will be able to raise new capital in any prospective offering. The underwriter may engage sub-agents or selected dealers to assist with this offering.

We entered into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus is a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement. If any investors do not enter into a securities purchase agreement with the Company, they shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver to the investors the ordinary shares electronically and will mail such investors physical warrant certificates for the warrants underlying the securities, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering.

Fees and Expenses

We have agreed to pay to the underwriter a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering.

We have also agreed to pay or reimburse the underwriter up to US$ for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the underwriter’s legal counsel and, if applicable, any electronic road show service used in connection with the offering.

We estimate the total expenses payable by us for this offering to be approximately US$, which amount includes (i) a underwriter’s fee of approximately US$ , assuming the sale of all of the securities we are offering; (ii) the reimbursement of underwriter’s expenses in the amount of US$ in connection with this offering; and (iii) other estimated expenses of approximately US$ which include legal, accounting, printing costs and various fees associated with the registration of the securities.

Lock-Up Agreements

Each of our directors and executive officers have agreed to a 180 day “lock-up” period from the closing of this offering with respect to the ordinary shares that they beneficially own. This means that, for a period of 180 days following the closing of the offering, such persons may not offer, issuer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the underwriter, including the issuance of shares upon the exercise of currently outstanding options approved by the underwriter.

We have also agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for 30 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the underwriter.

The underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our ordinary shares are currently planning to be listed on the Nasdaq Capital Market under the symbol “LPNE”.

Certain Relationships

Underwriter and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us, the underwriter and the investors in the offering based on the trading of our ordinary shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter. In connection with the offering, the underwriter or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the underwriter’ website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in their capacity as underwriter and should not be relied upon by investors.

Regulation M

The underwriter may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The underwriter will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the underwriter. Under these rules and regulations, the underwriter may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Selling Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.    No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil.    The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada.    The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong.    The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel.    This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland.    The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan.    The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

shared Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

Stamp Taxes

If you purchase our securities offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriter’s fees and expense reimbursements, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
FINRA Filing Fee	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Miscellaneous	$
Total Expenses	$

We will bear these expenses and the underwriter’s fees and expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

We are being represented by *** *** LLP with respect to certain legal matters of U.S. federal securities and New York state law. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the underwriters by *** *** & *** LLP. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by *** *** matters as to PRC law will be passed upon for us by *** *** and for the underwriters by *** *** Law Firm.

*** *** LLP may rely upon *** *** with respect to matters governed by Cayman Islands law, *** *** with respect to matters governed by PRC law. *** *** LLP may rely upon *** *** Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of LONDIAN WASON NEW ENERGY TECH INC at December 31, 2025 and 2024, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by *** *** LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of *** *** LLP is located at *** *** *** HK SAR.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including our annual report on, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.

We incorporate by reference in this prospectus the documents listed below:

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website https://www.lipower.cn/ as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Upon written or oral request, we will provide to each person to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

LiPower New Energy Holding Limited

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association currently in force provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated Underwriter offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than % change in the Underwriterum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

4.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

6.      To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

7.      For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the People’s Republic of China, on September 1, 2026.

LiPower New Energy Holding Limited
By:	/s/ Zhiyu Yu
Zhiyu Yu
Chairman of the Board, Chief Executive Officer,
By:	/s/ Shukuan Guo
Shukuan Guo
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 1, 2026	/s/ Zhiyu Yu
Zhiyu Yu Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

Date: September 1, 2026	/s/ Shukuan Guo
Shukuan Guo Chief Financial Officer (Principal Executive Officer)